Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contacts:
Robert Jaffe / Roger Pondel
PondelWilkinson Inc.
310.279.5980

BROADWAY FEDERAL BANK ANNOUNCES LEADERSHIP TRANSITION

Wayne-Kent Bradshaw Succeeds Paul C. Hudson as CEO

Los Angeles, CA – February 1, 2012 – Broadway Financial Corporation (the “Company”) (Nasdaq: BYFC), the holding company of Broadway Federal Bank, f.s.b.(the “Bank”), today announced that Wayne-Kent A. Bradshaw has been promoted to President and Chief Executive Officer of the Company and the Bank, succeeding Paul C. Hudson, who will continue to serve as Chairman of both, with day-to-day responsibilities.

“Wayne’s promotion represents a management succession that is designed to allow both executives to focus on their respective strengths, with the objective of enhancing our overall performance,” said Virgil Roberts, lead director of the Company. “Wayne will utilize his extensive and successful turnaround and regulatory experience in a leadership role to improve the Bank’s internal operations and restore its financial stability.”

Bradshaw has served as the President and Chief Operating Officer of the Company and the Bank since joining the Company in February 2009. Previously, he was Regional President and National Manager for Community and External Affairs at Washington Mutual Bank. Earlier, Bradshaw was President and Chief Executive Officer of Los Angeles-based Family Savings, and before that, he held a similar position with Founders National Bank, also headquartered in Los Angeles. He has served as Chief Deputy Superintendent for the California State Banking Department, and held key lending positions at Union Bank and Industrial Bank.

“Paul’s long history with the Company and the Bank, combined with his legal training and long-established relationships with key customers, will be instrumental in his continuing to foster positive visibility in the communities we serve, while concentrating on asset management and improving our loan portfolio,” Roberts added.

Hudson joined the Bank in 1981, was elected to the board in 1985 and served in various positions prior to becoming Chief Executive Officer of the Company and the Bank in 1992 and Chairman of the Boards of Directors of

the Company and the Bank in 2007. He currently serves on the board of directors of the Insight Center for Community Economic Development and chairs the board of Community Build, Inc. and the Ebony Repertory Theater. He has been responsible for developing the Bank from a relatively small mutual thrift institution into one of the nation’s largest African American financial institutions.

Approvals of the management changes have been received from the Federal Reserve Board and the Office of the Comptroller of the Currency (the “OCC”) as required by the cease and desist orders to which the Company and the Bank are subject. The OCC approval states that it is an interim approval. Final approval for the change is expected in March.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low to moderate income communities. The Bank offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts. The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Forward Looking Statements

Certain matters in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, achieving an objective of enhancing the Bank’s performance, improving internal operations and restoring financial stability. These forward-looking statements are based upon current management expectations, and involve risks and uncertainties. Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

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